As filed with the Securities and Exchange Commission on September 15, 1995 Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ___________

                                  FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ___________

                   ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
            (Exact name of registrant as specified in its charter)

             COLORADO                              84-0910696
    (State or other jurisdiction         (I.R.S. Employer Identification No.)
  of incorporation or organization)

         265 TURNER DRIVE
         DURANGO, COLORADO                            81301
(Address of Principal Executive Offices)            (Zip Code)



                                  ___________

        1990 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                  OF ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                      and
                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                     FRANCHISEE-OF-THE-YEAR AWARD PROGRAM
                           (Full title of the Plans)

                                  ___________

        Lawrence C. Rezentes                           Copy to:
      Vice President - Finance                       Kenn W. Webb
Rocky Mountain Chocolate Factory, Inc.            Thompson & Knight,
          265 Turner Drive                    A Professional Corporation
      Durango, Colorado  81301                    1700 Pacific Avenue
(Name and address of agent for service)               Suite 3300
                                                 Dallas, Texas  75201
           (970) 259-0554                           (214) 969-1378
    (Telephone number, including
  area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

      Title of                   Proposed         Proposed maximum    Amount
     securities     Amount        maximum            aggregate          of
       to be        to be      offering price        offering      registration
     registered   registered    per share (2)        price (2)         fee
     ----------   ----------    -------------        ---------         ---
    Common Stock
   par value $.03    40,000
     per share     shares (1)     $17.875           $715,000.00       $246.55

    Common Stock
   par value $.03     675
     per share       shares       $17.875            $12,065.63         $4.16

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices for the Common Stock ($17.875) on the Nasdaq National Market on September 12, 1995, as reported in THE WALL STREET JOURNAL.

                              EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus prepared in accordance with Instruction C of Form S-8 relating to reoffers and resales of restricted securities on a continuous or delayed basis in the future, as provided by Rule 415 under the Securities Act of 1933. One prospectus relates to 40,000 shares of Common Stock purchasable pursuant to currently outstanding and exercisable options previously granted under the 1990 Nonqualified Stock Option Plan for Nonemployee Directors of Rocky Mountain Chocolate Factory, Inc. (the "Option Prospectus"), and one prospectus relates to 675 shares of Common Stock previously issued pursuant to the Rocky Mountain Chocolate Factory, Inc. Franchisee-of-the-Year Award Program (the "Award Prospectus"). The Option Prospectus and the Award Prospectus are identical except that they contain different outside front and outside back cover pages and different descriptions of selling stockholders, contained under the caption "Selling Stockholders" in each prospectus. The form of Option Prospectus is included herein and is followed by those pages for use in the Award Prospectus that differ from the pages in the Option Prospectus. Each of the pages included herein for use in the Award Prospectus is labeled "Alternative Page for Award Prospectus."

                                 40,000 SHARES

                                    [logo]

                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                                 COMMON STOCK

This Prospectus relates to the resale by certain individuals (the "Selling Stockholders") of an aggregate of 40,000 shares of Common Stock, par value $.03 per share (the "Shares"), of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), issuable to the Selling Stockholders upon the exercise of options previously granted to them under the 1990 Nonqualified Stock Option Plan for Nonemployee Directors of the Company. The Shares may be sold from time to time by the Selling Stockholders on the open market at prevailing market prices, in negotiated transactions or otherwise. See "Selling Stockholders" and "Plan of Distribution."

The Company's Common Stock is traded on the Nasdaq National Market under the symbol "RMCF." On September 14, 1995, the last sale price of the Common Stock as reported by the Nasdaq National Market was $18.25 per share.

SEE "RISK FACTORS," BEGINNING ON PAGE 3 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company will not receive any of the proceeds of sales of the Shares by the Selling Stockholders. The Company will pay all expenses of registering the offering of the Shares under the Securities Act of 1933. All other expenses, including any brokerage fees and commissions and transfer taxes, will be borne by the Selling Stockholders.

                                  ___________

              The date of this Prospectus is September 15, 1995.

                            AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares offered by this Prospectus, reference is made to the Registration Statement, including the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, of which this Prospectus is a part, together with such exhibits and schedules, may be obtained from the Commission's principal office in Washington, D.C., upon payment of the charges prescribed therefor by the Commission.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's following Regional Offices: Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60604 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies may be directed to Loresa McCoy, Secretary, Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81301, telephone number (970) 259-0554.

                   INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995; and

    (c) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                                RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS. IN DECIDING WHETHER TO PURCHASE SHARES OF COMMON STOCK OFFERED HEREBY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE FOLLOWING FACTORS THAT MAY AFFECT THE COMPANY'S CURRENT OPERATIONS AND FUTURE PROSPECTS.

FLUCTUATIONS IN COST AND AVAILABILITY OF INGREDIENTS

    Several of the principal ingredients used in the Company's products, including chocolate and nuts, are subject to significant price fluctuations. Although cocoa beans, the primary raw material used in the production of chocolate, are grown commercially in Africa, Brazil and several other countries around the world, cocoa beans are traded in the commodities market, and their supply and price are therefore subject to volatility. The Company believes its principal chocolate supplier purchases most of its beans at negotiated prices from African growers, often at a premium to commodity prices. Although the price of chocolate has been relatively stable in recent years, the supply and price of cocoa beans, and in turn of chocolate, are affected by many factors, including monetary fluctuations and economic, political and weather conditions in countries in which cocoa beans are grown. The Company purchases most of its nut meats from domestic suppliers who procure their products from growers around the world. The price and supply of nuts are also affected by many factors, including weather conditions in the various regions in which the nuts used by the Company are grown. Although the Company often enters into purchase contracts for these products, significant or prolonged increases in the prices of chocolate or of one or more types of nuts, or the unavailability of adequate supplies of chocolate or nuts of the quality sought by the Company, could have a material adverse effect on the Company and its results of operations.

LOCATION DEPENDENCY

    The Company's expansion plans are critically dependent on the Company's ability to obtain suitable sites at reasonable occupancy costs for its franchised and Company-owned stores in the factory outlet, tourist and regional mall environments that constitute its primary location targets. There is no assurance that the Company will be able to obtain suitable locations in these environments at a cost that will allow stores to be economically viable.

RELIANCE ON FRANCHISEES

    The continued growth and success of the Company is dependent in part upon its ability to attract, retain and contract with qualified franchisees and the ability of those franchisees to operate their stores successfully and to promote and develop the Rocky Mountain Chocolate Factory store concept and its reputation for an enjoyable in-store experience and product quality. Although the Company has established criteria to evaluate prospective franchisees and has been successful in attracting franchisees, there can be no assurance that franchisees will be able to operate successfully Rocky Mountain Chocolate Factory stores in their franchise areas in a manner consistent with the Company's concepts and standards.

RAPID EXPANSION; MANAGEMENT OF GROWTH

    The number of franchised and Company-owned stores has more than doubled since the end of fiscal 1992. The Company intends to open at least 17 Company-owned stores and between 25 and 30 franchised stores in fiscal 1996. The Company is subject to a variety of business risks generally associated with rapidly growing companies, such as the inability to control costs and achieve continued profitability during a period of aggressive growth. The Company's future store expansion will also depend upon a number of factors including, among others, the cost and availability of suitable sites, the implementation of enhanced operational and financial systems, the employment and training of additional management, store staff and other personnel, the negotiation of acceptable lease and financing terms, its ability to attract franchisees and the cost-effective and timely opening of stores. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. Also, there can be no assurance that the Company will be able to open its planned stores in a timely or cost-effective manner, if at all.

GOVERNMENT REGULATION

    The Company is subject to regulation by the Federal Trade Commission and must comply with certain state laws governing the offer, sale and termination of franchises and the refusal to renew franchises. Many state laws also regulate substantive aspects of the franchisor-franchisee relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting interference with the right of free association among franchisees and regulating discrimination among franchisees in charges, royalties or fees. Franchise laws continue to develop and change, and changes in such laws could impose additional costs and burdens on franchisors. The Company's failure to obtain approvals to sell franchises and the adoption of new franchise laws, or changes in existing laws, could have a material adverse effect on the Company and its results of operations.

    Each of the Company-owned and franchised stores is subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining required licenses or approvals from such agencies could delay or prevent the opening of a new store. The Company and its franchisees are also subject to laws governing their relationships with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Because a significant number of the Company's employees are paid at rates related to the federal minimum wage, increases in the minimum wage would increase the Company's labor costs. The failure to obtain required licenses or approvals, or an increase in the minimum wage rate, employee benefits costs (including costs associated with mandated health insurance coverage) or other costs associated with employees, could have a material adverse effect on the Company and its results of operations.

    Companies engaged in the manufacturing, packaging and distribution of food products are subject to extensive regulation by various governmental agencies. A finding of a failure to comply with one or more regulations could result in the imposition of sanctions, including the closing of all or a portion of the Company's facilities for an indeterminate period of time, and could have a material adverse effect on the Company and its results of operations.

COMPETITION

    The retailing of confectionery products is highly competitive. The Company and its franchisees compete with numerous businesses that offer confectionery products. Many of these competitors have greater name recognition and financial, marketing and other resources than the Company. In addition, there is intense competition among retailers for real estate sites, store personnel and qualified franchisees. Competitive market conditions could have a material adverse effect on the Company and its results of operations and its ability to expand successfully.

CONSUMER TASTES AND PREFERENCES

    The sale of the Company's products is affected by changes in consumer tastes and eating habits, including views regarding consumption of chocolate. Numerous other factors that the Company cannot control, such as economic conditions, demographic trends, traffic patterns and weather conditions, influence the sale of the Company's products. Changes in any of these factors could have a material adverse effect on the Company and its results of operations.

DEPENDENCE ON SENIOR MANAGEMENT

    The Company's success is highly dependent on the skills, experience and efforts of its senior management. The loss of the services of one or more members of its senior management could have a material adverse effect on the Company and its plans for growth. The Company is the beneficiary of key man life insurance in the amount of $1,000,000 on the life of Franklin E. Crail, the Company's Chairman of the Board and President; however, there can be no assurance that such insurance would be adequate to compensate the Company for the loss of Mr. Crail's services. The Company has not entered into employment agreements with any member of its senior management.

CONTROL BY EXISTING STOCKHOLDERS

    Coronet Insurance Company ("Coronet") and Mr. Crail currently own 53.5% and 14.9%, respectively, of the outstanding Common Stock of the Company. The Company has filed a Registration Statement on Form S-1, which was declared effective by the Commission on September 14, 1995, relating to a public offering of Common Stock by the Company, Coronet and Mr. Crail. Upon completion of such public offering, Coronet and Mr. Crail will continue to own 31.1% and 10.0%, respectively, of the outstanding Common Stock of the Company (assuming no exercise of the underwriter's over-allotment option). Coronet and Mr. Crail are likely to continue to have the ability to control the election of the Company's Board of Directors and, therefore, to control the Company and its business and affairs, and in some circumstances could prevent the approval of proposals submitted by other stockholders.

CHANGE IN PRODUCT MIX

    The Company believes that approximately 50% of franchised stores' revenues are generated by sales of products manufactured by and purchased from the Company, 30% by sales of products made in the stores with ingredients purchased from the Company or approved suppliers and 20% by sales of products purchased from approved suppliers for resale in the stores. Franchisees' sales of products manufactured by the Company generate higher revenues to the Company than sales of store-made or other products. A significant decrease in the amount of products franchisees purchase from the Company, therefore, could adversely affect the Company's total revenues and results of operations. Such a decrease could result from franchisees' decisions to sell more store-made products or products purchased from third party suppliers.

IMPACT OF INFLATION

    Inflationary factors such as increases in the costs of ingredients and labor directly affect the Company's operations. Most of the Company's leases provide for cost-of-living adjustments and require it to pay taxes, insurance and maintenance expenses, all of which are subject to inflation. Additionally, the Company's future lease costs for new facilities may reflect potentially escalating costs of real estate and construction. There is no assurance that the Company will be able to pass on its increased costs to its customers.

FLUCTUATIONS OF QUARTERLY RESULTS

    The Company's sales and earnings are seasonal, with significantly higher sales and earnings occurring during the Christmas and summer vacation seasons than at other times of the year, which causes fluctuations in the Company's quarterly results of operations. In addition, quarterly results have been, and in the future are likely to be, affected by the timing of new store openings and the sale of franchises. Because of the seasonality of the Company's business and the impact of new store openings and sales of franchises, results for any quarter are not necessarily indicative of the results that may be achieved in other quarters or for a full fiscal year.

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of Common Stock of the Company in the public market could adversely affect the market price for the Common Stock. Upon completion of the public offering referred to under the heading "Control by Existing Stockholders" above, the Company will have outstanding 2,957,499 shares of Common Stock (not including 50,625 shares subject to an underwriter's over-allotment option or 263,000 shares issuable upon the exercise of options under the Company's stock option plans, of which options covering 173,000 shares are currently exercisable). The executive officers and directors of the Company and Coronet, who in the aggregate will beneficially own 1,379,622 shares of Common Stock upon completion of such offering, have agreed not to sell any Common Stock without the prior written consent of the underwriter for a period of 180 days following the offering. Upon expiration of such restrictions, the executive officers and directors of the Company and Coronet will be free to sell the shares beneficially owned by them, subject to compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Coronet, which will own 921,257 shares of Common Stock after completion of such offering, has the right to demand that the Company file further registration statements under the Securities Act covering the sale of all or any part of its Common Stock holdings.

                                 THE COMPANY

    Rocky Mountain Chocolate Factory, Inc. is a leading developer, franchisor and operator of retail chocolate stores. The Company manufactures an extensive line of premium chocolate candies and other confectionery products from its own proprietary recipes for sale at its franchised and Company-owned stores. As of July 31, 1995, there were 165 Rocky Mountain Chocolate Factory stores, including 138 franchised stores and 27 Company-owned stores operating in 34 states, Canada and Bermuda.

    The Company believes its principal competitive strengths lie in its name recognition; its reputation for the quality, variety and taste of its products; the special ambiance of its stores; its knowledge and experience in applying criteria for selection of new store locations; its expertise in manufacturing, merchandising and marketing of chocolate candy products; and the control and training infrastructures it has implemented to assure consistent customer service and execution of successful practices and techniques at its franchised and Company-owned stores. In addition, the Company believes it derives a competitive strength by manufacturing its own products, through which the Company can better maintain its high product quality standards, offer proprietary products, manage costs, control production and shipment schedules and potentially pursue new or under-utilized distribution channels.

    Rocky Mountain Chocolate Factory stores' distinctive country Victorian decor creates an enjoyable and inviting atmosphere. The average store size is approximately 1,000 square feet. Each store features over 100 types of premium chocolates and more than 15 varieties of fudge, as well as brittles, truffles, caramel apples, chocolate sauces and boxed chocolates. Unlike most other chocolate stores, Rocky Mountain Chocolate Factory stores prepare many products on-site daily with fresh ingredients. Customers can observe store personnel make fudge from start to finish, including the mixing of ingredients in old-fashioned copper kettles and the cooling of the fudge on large marble tables. Brittles, truffles, caramel apples and other items are also prepared in the stores. The Company believes the in-store preparation and aroma of its products enhance the ambiance of its stores, are fun and entertaining for its customers and convey an image of freshness and homemade quality.

    The Company opened its first Rocky Mountain Chocolate Factory store in 1981 and at the end of fiscal 1992 had a total of 72 stores, most of which were franchised. Over the last three years, the Company has more than doubled the total number of stores. The Company's expansion strategy is to balance growth of Company-owned and franchised stores by increasing its emphasis on Company-owned store expansion. Company-owned stores have certain advantages to the Company over franchised stores, including a greater potential economic return to the Company. In the fiscal year ending February 29, 1996, the Company expects to open between 25 and 30 new franchised stores and at least 17 new Company-owned stores.

    The Company's site selection strategy is to locate its stores in tourist areas and shopping environments, such as factory outlet and regional malls, with a high level of foot traffic. A variety of additional factors are analyzed in the site selection process, including tenant mix, visibility, attractiveness, accessibility and occupancy costs.

    The Company has developed, and will soon test, a new store concept, which it believes may allow it to further expand its presence in its existing market environments, particularly regional malls. The new store concept will operate under a different name and offer a different line of candies than the Company's existing concept.

    The Company was founded in 1981 and was incorporated as a Colorado corporation in 1982. The Company's principal executive offices are located at 265 Turner Drive, Durango, Colorado 81301, and its telephone number is (970) 259-0554.

                            SELLING STOCKHOLDERS

    The following persons may offer and sell pursuant to this Prospectus the number of Shares set forth opposite their names below, all of which Shares are purchasable by such persons pursuant to currently exercisable options previously granted to them under the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors of the Company (the "Plan"):

            NAME OF SELLING STOCKHOLDER             NUMBER OF SHARES
            ---------------------------             ----------------
            Clyde Wm. Engle                             10,000

            Lee N. Mortenson                            10,000

            Gerald M. Tierney, Jr.                      10,000

            Fred M. Trainor                             10,000

    Mr. Mortenson and Mr. Trainor are currently directors of the Company.
Mr. Mortenson has served as a director since 1987, and Mr. Trainor has served as a director since 1992. Mr. Engle and Mr. Tierney are former directors of the Company, and each served on the Board of Directors from 1987 until August 1995. Each of the Selling Stockholders was granted an option to purchase 10,000 shares of Common Stock under the Plan in connection with his election as a director. None of the Selling Stockholders owns any shares of Common Stock other than those purchasable pursuant to such options, as indicated above.

    Mr. Engle may be deemed to be a beneficial owner of shares of Common Stock held by Coronet. As of August 25, 1995, Coronet owned 1,421,257 shares, representing 53.5% of the total outstanding shares of Common Stock. The Company has filed a Registration Statement on Form S-1, which was declared effective by the Commission on September 14, 1995, relating to a public offering of an aggregate of 900,000 shares of Common Stock (excluding shares subject an underwriter's over-allotment option), of which 300,000 shares will be sold by the Company, 500,000 shares will be sold by Coronet and 100,000 shares will be sold by Franklin E. Crail, Chairman of the Board and President of the Company. Upon completion of such offering, Coronet will own 921,257 shares of Common Stock, or 31.1% of the total outstanding shares of Common Stock.

    Mr. Engle is Chairman of the Board of Coronet, and Mr. Mortenson is President and a director of Coronet, and each is a director and officer of certain affiliated corporations of Coronet. Mr. Engle and Mr. Mortenson are directors of Normandy Insurance Agency, Inc., the 100% parent of Coronet. Mr. Engle is also Chairman of the Board and Chief Executive Officer, and Mr. Mortenson is President, Chief Operating and a director, of Telco Capital Corporation, an indirect parent of Coronet. Mr. Tierney is Senior Vice President and General Counsel of Telco Capital Corporation.

                            PLAN OF DISTRIBUTION


    The Selling Stockholders may sell the Shares from time to time in transactions on the open market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

    Sales of the Shares may be made pursuant to this Prospectus to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both, which compensation as to any broker-dealer may be in excess of customary commissions. The Selling Stockholders and any broker-dealers or other persons acting on their behalf in connection with the sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the Shares as principals may be deemed to be underwriting commissions within the meaning of the Securities Act.

    The Selling Stockholders may sell all or part of the Shares owned by them from time to time, and no period of time has been specified within which offers and sales of the Shares must be made.

    The Company will not receive the proceeds of any sales of the Shares by the Selling Stockholders. The Company will pay all expenses of registering the offering of the Shares under the Securities Act. All other expenses incurred in connection with the offering or sale of the Shares, including any fees or commissions payable to broker-dealers or other persons and any transfer taxes, will be borne by the Selling Stockholders.

                                   EXPERTS

    The financial statements of the Company at February 28, 1994 and 1995, and for each of the years in the three-year period ended February 28, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.

===============================================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE HEREBY OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. BROKERS OR DEALERS SHOULD ASCERTAIN THE EXISTENCE OF AN EXEMPTION FROM REGISTRATION OR SHOULD EFFECTUATE SUCH REGISTRATION IN CONNECTION WITH THE OFFER AND SALE OF THE SHARES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                ___________



                             TABLE OF CONTENTS


Available Information.................................................... 2
Incorporation of Documents by Reference.................................. 2
Risk Factors............................................................. 3
The Company.............................................................. 6
Selling Stockholders..................................................... 7
Plan of Distribution..................................................... 8
Experts.................................................................. 8

===============================================================================
===============================================================================


                           40,000 SHARES

                               [logo]

                ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.


                             COMMON STOCK


                    ______________________________


                          P R O S P E C T U S
                    ______________________________




                          September 15, 1995


===============================================================================

                     [ALTERNATIVE PAGE FOR AWARD PROSPECTUS]


                                  675 Shares

                                     [logo]

                    Rocky Mountain Chocolate Factory, Inc.

                                 Common Stock


This Prospectus relates to the resale by certain individuals (the "Selling Stockholders") of an aggregate of 675 shares of Common Stock, par value $.03 per share (the "Shares"), of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), all of which were issued as bonuses to such persons pursuant to the Rocky Mountain Chocolate Factory, Inc. Franchisee-of-the-Year Award Program. The Shares may be sold from time to time by the Selling Stockholders on the open market at prevailing market prices, in negotiated transactions or otherwise. See "Selling Stockholders" and "Plan of Distribution."

The Company's Common Stock is traded on the Nasdaq National Market under the symbol "RMCF." On September 14, 1995, the last sale price of the Common Stock as reported by the Nasdaq National Market was $18.25 per share.

SEE "RISK FACTORS," BEGINNING ON PAGE 3 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company will not receive any of the proceeds of sales of the Shares by the Selling Stockholders. The Company will pay all expenses of registering the offering of the Shares under the Securities Act of 1933. All other expenses, including any brokerage fees and commissions and transfer taxes, will be borne by the Selling Stockholders.

                                  ___________

              The date of this Prospectus is September 15, 1995.

                    [ALTERNATIVE PAGE FOR AWARD PROSPECTUS]

                            SELLING STOCKHOLDERS

      The following persons may offer and sell pursuant to this Prospectus the number of Shares set forth opposite their names below, all of which Shares were issued as bonuses to such persons pursuant to the Rocky Mountain Chocolate Factory, Inc. Franchisee-of-the-Year Award Program:

      NAME OF SELLING STOCKHOLDER             NUMBER OF SHARES
      ---------------------------             ----------------
      Chuck and Ann Henle                         400

      Charles and Candice Taranto                 150

      Don and Patricia Marsh                      125

      Each of the Selling Stockholders is a franchisee of the Company. None of the Selling Stockholders owns any shares of Common Stock other than those indicated above.

                  [ALTERNATIVE PAGE FOR AWARD PROSPECTUS]

===============================================================================
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE HEREBY OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. BROKERS OR DEALERS SHOULD ASCERTAIN THE EXISTENCE OF AN EXEMPTION FROM REGISTRATION OR SHOULD EFFECTUATE SUCH REGISTRATION IN CONNECTION WITH THE OFFER AND SALE OF THE SHARES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.



                                  ___________



                               TABLE OF CONTENTS


Available Information.................................................. 2
Incorporation of Documents by Reference................................ 2
Risk Factors........................................................... 3
The Company............................................................ 6
Selling Stockholders................................................... 7
Plan of Distribution................................................... 8
Experts................................................................ 8

===============================================================================
===============================================================================


                                   675 Shares

                                     [logo]

                                 Rocky Mountain
                             Chocolate Factory, Inc.


                                   Common Stock


                           ______________________________

                                 P R O S P E C T U S
                           ______________________________



                                  September 15, 1995

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The information required by this item is set forth under the heading "Incorporation of Documents by Reference" in the Prospectus included as Part I of this Registration Statement and is incorporated by reference in answer to this Item 3.

Item 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XII of the Company's Articles of Incorporation, as amended, provides as follows:

        The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to the full extent provided by Colorado law.

Pursuant to Section 7-108-402 of the Colorado Business Corporation Act, the Company is prohibited from eliminating or limiting the personal liability of a director to the Company or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the Company or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, distributions made in violation of the Company's Articles of Incorporation or Colorado law, any transaction from which the director directly or indirectly received an improper personal benefit or any act occurring before this Article of the Company's Articles of Incorporation became effective (August 9, 1989).

    Article IX of the Company's Bylaws provides that the Company shall indemnify directors, officers, employees and agents in accordance with Colorado law. The Bylaws also authorize the Company to purchase and maintain insurance on behalf of such persons regardless of whether the Company would have the power to indemnify for the liability insured against.

    Article 109 of the Colorado Business Corporation Act allows a corporation to indemnify its officers, directors, employees and agents against liability incurred because such person is or was an officer, director, employee or agent if such person, (i) conducted himself or herself in good faith; (ii) reasonably believed, (x) in the case of conduct in an official capacity with the corporation, that his or conduct was in the best interests of the corporation (or employee benefit plan, if applicable), or (y) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe the conduct was unlawful.

    A corporation is prohibited from indemnifying an officer, director, employee of agent if such person was adjudged liable to the corporation or was adjudged liable on the basis that he or she derived an improper personal benefit.

    A corporation is required to indemnify an officer, director, employee or agent if such person was wholly successful, on the merits or otherwise, in defense of any proceeding to which such person was a party, against reasonable expenses incurred by him or her in connection with the proceeding.

    Article 109 also contains provisions relating to the advancement of expenses, petitioning the court for indemnification, authorization of indemnification by disinterested parties and notice to shareholders of indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

    The shares of Common Stock registered for reoffer and resale pursuant to this Registration Statement include (a) 40,000 shares that are purchasable by Selling Stockholders pursuant to currently exercisable options granted under the 1990 Nonqualified Stock Option Plan for Nonemployee Directors of the Company (the "Plan") and (b) 675 shares that were awarded to Selling Stockholders as bonuses under the Company's "Franchisee-of-the-Year" Award Program. The issuance of such shares of Common Stock by the Company is exempt from registration under the Securities Act of 1933, pursuant to
Section 4(2) of such Act and the rules and regulations promulgated thereunder. The Plan provides for the grant of options only to nonemployee directors of the Company, who have knowledge of and access to information regarding the Company, and the aggregate number of shares issuable under the Plan and the Award Program is small in relation to the number of outstanding shares of Common Stock of the Company. Each of the certificates representing the Company's Common Stock issued as described in this paragraph contains or will contain a restrictive legend, as appropriate, and no underwriter participated or will participate in the transactions.

Item 8. EXHIBITS.

    The following document is filed as an exhibit to this Registration
Statement:

        23.1  Consent of Grant Thornton LLP.

Item 9. UNDERTAKINGS.

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango and State of Colorado on the 15th day of September, 1995.

                               ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.



                               By:   /S/  FRANKLIN E. CRAIL
                                     ------------------------------------------
                                               Franklin E. Crail
                               CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT



                              POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Franklin E. Crail and Lawrence C. Rezentes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                TITLE                              DATE
       ---------                                -----                              ----
/S/  FRANKLIN E. CRAIL     Chairman of the Board of Directors, President,   September 15, 1995
------------------------   Treasurer and Director (principal executive
   Franklin E. Crail       officer)

/S/ LAWRENCE C. REZENTES   Vice President - Finance (principal financial    September 15, 1995
------------------------   and accounting officer)
  Lawrence C. Rezentes

 /S/  LEE N. MORTENSON
------------------------   Director                                         September 15, 1995
    Lee N. Mortenson

/S/  RALPH L. NAFZIGER
-----------------------  Vice President - Manufacturing and Director        September 15, 1995
   Ralph L. Nafziger

                                        II-4

       SIGNATURE                                TITLE                              DATE
       ---------                                -----                              ----
 /S/  FRED M. TRAINOR
-----------------------    Director                                         September 15, 1995
    Fred M. Trainor

 /S/  GERALD A. KIEN
-----------------------    Director                                         September 15, 1995
    Gerald A. Kien

 /S/  EVERETT A. SISSON
-----------------------    Director                                         September 15, 1995
   Everett A. Sisson

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                  EXHIBIT


23.1                               Consent of Grant Thornton LLP.